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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into previously filed Registration Statements on Form S-8 (File Nos. 333-30565 and 333-32777) pertaining to the Arch Coal, Inc. Stock Incentive Plan and the Arch Coal, Inc. Employee Thrift Plan.

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

St. Louis, Missouri
March 16, 1998

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